FOR RELEASE August 2, 2011

Contact: ICR, Inc.

Ashley De Simone

(646) 277-1227

Chindex International, Inc. to Report Financial Results for the
Second Quarter and First Half of 2011

Bethesda, Maryland – August 2, 2011 - Chindex International, Inc. (NASDAQ: CHDX), an American health care company providing health care services in China through the operations of United Family Healthcare, a network of private primary care hospitals and affiliated ambulatory clinics, today announced that the Company plans to release financial results for the second quarter and first half of 2011, which ended June 30, 2011, on August 8, 2011, after the market closes. Management will host a conference call at 8:00 am ET the following morning on August 9, 2011 to discuss financial results.

To participate in the conference call, U.S. domestic callers may dial 1-877-303-9231 and international callers may dial 1-760-666-3567 approximately 10 minutes before the conference call is scheduled to begin. A telephone replay will be available from the day of the call until August 16, 2011, by dialing (U.S. domestic) 1-855-859-2056 or (international) 1-404-537-3406, passcode 86670003. A webcast of the earnings call will be accessible via Chindex’s website at http://ir.chindex.com/events.cfm.

About Chindex International, Inc.
Chindex is an American health care company providing health care services in China through the operations of United Family Healthcare, a network of private primary care hospitals and affiliated ambulatory clinics. United Family Healthcare currently operates in Beijing, Shanghai and Guangzhou. The Company also provides medical capital equipment and products through Chindex Medical Ltd., a joint venture company with manufacturing and distribution businesses serving both domestic China and export markets. With thirty years of experience, the Company’s strategy is to continue its growth as a leading integrated health care provider in the Greater China region. Further company information may be found at the Company’s website at http://www.chindex.com.